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                SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549




                             Form 8-K


                          Current Report




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  Date of Report:  August 19, 1996




                      AT&T CAPITAL CORPORATION



A Delaware                 Commission File             I.R.S. Employer
Corporation                  No. 1-11237               No. 22-3211453





           44 Whippany Road, Morristown, New Jersey 07962-1983

                      Telephone Number (201) 397-3000




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Form 8-K                                      AT&T Capital Corporation
August 19, 1996


Item 5.  Other Events

     On June 5, 1996, AT&T Capital Corporation entered into an Agreement and Plan of Merger (the "Merger Agreement") with AT&T Corp., Hercules Limited ("Hercules") and Antigua Acquisition Corporation. Pursuant to the Merger Agreement, the closing of the Merger (as defined in the Merger Agreement) was to take place on the later of September 17, 1996 and the first business day on which the last to be fulfilled or waived of the conditions to the Merger as set forth in the Merger Agreement have been satisfied or waived.

     On August 19, 1996, the parties to the Merger Agreement entered into the First Amendment to the Merger Agreement (the "First Amendment") effective August 20, 1996. The First Amendment modifies the Merger Agreement by providing that the closing of the Merger shall take place on the later of October 1, 1996 and the first business day on which the last to be fulfilled or waived of the conditions to the Merger as set forth in the Merger Agreement have been satisfied or waived; provided, however, that Hercules shall have the option to postpone the closing date to a date no later than October 31, 1996 (even if all closing conditions are satisfied before then) by agreeing to pay interest to the Company's shareowners on the $45 per share purchase price calculated at LIBOR plus
0.50% for the period from September 18, 1996 through (but excluding) the closing date.

     The terms of the First Amendment are fully set forth in the copy of the First Amendment filed as an Exhibit hereto.

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Form 8-K                                      AT&T Capital Corporation
August 19, 1996




                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         AT&T CAPITAL CORPORATION








                                       By: Edward M. Dwyer
                                           Chief Financial Officer



August 20, 1996






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Form 8-K                                      AT&T Capital Corporation
August 19, 1996


                            EXHIBIT INDEX

Exhibit
Number
_______

10. Form of First Amendment to the Agreement and Plan of Merger among AT&T Capital Corporation, AT&T Corp., Hercules Limited and Antigua Acquisition Corporation dated August 20, 1996.